EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS OF

374WATER INC.

a Delaware corporation

ARTICLE 1

STOCKHOLDERS

Section 1.1. Annual Meetings.

An annual meeting of stockholders shall be held for the election of directors and the transaction of such other proper business as may come before such meeting at such time, date and place, either within or without the State of Delaware, as may be designated by resolution by the Board of Directors from time to time. The Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

Section 1.2. Special Meetings.

Special meetings of stockholders for any purpose or purposes may be called at any time in accordance with the provisions of the Bylaws of the Corporation (as amended and/or restated from time to time, these “Bylaws”) by the President or the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting.

Section 1.3. Notice of Meetings.

Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise required by law, notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of such meeting. Notice shall be deemed given as provided in Section 232 of the DGCL.

Section 1.4. Adjournments.

Any meeting of stockholders, annual or special, may be adjourned from time to time, whether or not a quorum is present, either by the chairman of the meeting or by the stockholders, by the affirmative vote of a majority of shares present in person or represented by proxy at a meeting entitled to vote thereon. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting unless required by law. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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Section 1.5. Quorum; Required Vote.

Except as otherwise required by law or these Bylaws, at each meeting of stockholders, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Unless otherwise required by law, the Certificate of Incorporation of the Company (as amended and/or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, where a separate vote by one or more classes or series is required, a majority of the outstanding shares of such class(es) or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of shares of such class(es) or series present in person or represented by proxy at the meeting at which a quorum is present shall be the act of such class(es) or series.

Section 1.6. Chairman and Secretary of Meetings.

Meeting of stockholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as the secretary of the meeting and record the proceedings of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting; Proxies.

Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by the stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in accordance with Section 212 of the DGCL. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable in any manner permitted by law.

Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election. In the event the Board of Directors or the chairman of the meeting directs that a vote be by written ballot, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

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Section 1.8. Fixing Date for Determination of Stockholders of Record.

In order that the Corporation may determine the stockholders entitled to (i) notice of or  to vote at any meeting of stockholders or any adjournment thereof, (ii) consent to corporate action without a meeting in accordance with Section 228 of the DGCL, or (iii) entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date in accordance with Section 213 of the DGCL.  If the Board of Directors does not so fix a record, such record date shall be determined in accordance with Section 213 of the DGCL.

Section 1.9. List of Stockholders Entitled to Vote.

The Corporation shall prepare, no later than the 10th day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting ; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing herein shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 1.10. Action Without a Meeting

Any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, by consent in accordance with the provisions of Section 228 of the General Corporation Law.

Section 1.11. Conduct of Meeting.

The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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ARTICLE 2

BOARD OF DIRECTORS

Section 2.1. General Powers.

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders, all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 2.2. Number.

The number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be no greater than seven. The number of directors may be increased or decreased by action of the stockholders or of the directors.

Section 2.3. Qualifications.

A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

For a person to be qualified to stand for election or re-election as a director, such person shall (i) in the case of an annual meeting of stockholders, no later than 5:00 p.m. local time at the principal executive offices of the Corporation (the “close of business”) on the 90th day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders, or, if the Corporation did not hold an annual meeting of stockholders in the preceding year, or the date of the annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after the first anniversary of the preceding year’s annual meeting, no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation and (ii) in the case of a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting, no later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting is first made by the Corporation, deliver, or shall cause to be delivered, to the Secretary of the Corporation the following:

(A) such person’s written consent to being named in a proxy statement relating to the meeting of stockholders at which directors are to be elected and to serve if elected, and

(B) a completed and signed written questionnaire with respect to the background, qualifications, stock ownership and independence of such person (the form of which shall be provided by the Secretary within five business days following a written request therefor).

In addition to satisfying the qualifications set forth in the preceding paragraph, in the case of a person nominated for election or re-election as a director by a stockholder in accordance with the procedures set forth in the Certificate of Incorporation (a “Stockholder Nominee”), such Stockholder Nominee shall not be qualified to stand for election or re-election as a director unless the stockholder submitting such nomination delivers, within the time periods set forth in the preceding paragraph, a written representation:

(i) as to whether or not such stockholder, any beneficial owner on whose behalf such Stockholder Nominee’s nomination is made or any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each a “Proponent”), will or is part of a group that will solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 (“Rule 14a-19”) promulgated under the Securities Exchange Act of 1934, as amended, and

(ii) that, if a Proponent has represented that it (or a group of which such Proponent is a part) will conduct such a solicitation, such Proponent will (A) notify the Corporation if such Proponent (or a group of which such Proponent is a part) no longer intends to solicit proxies in accordance with Rule 14a-19, which notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two  business days after the occurrence of such change in intent, and (B) promptly (and in any event no more than two business days) after such Proponent (or a group of which such Proponent is a part) has solicited proxies in accordance with Rule 14a-19, provide the Corporation with reasonable evidence, which may take the form of a statement and documentation from a proxy solicitor, demonstrating that the necessary steps have been taken to solicit holders of the Corporation’s stock in accordance with Rule 14a-19; provided, however, that such Stockholder Nominee shall be disqualified from standing for election or re-election as a director if a Proponent acts contrary to any representation required by clause (i) or (ii) of this paragraph.

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Section 2.4. Term of Office.

Subject to the rights of the holders of any series of Preferred Stock, each director shall serve for a term expiring at the next annual meeting following his election or appointment, and shall hold office until his or her successor is duly elected and qualified, or until his or earlier death, resignation, removal, or disqualification.

Section 2.5. Resignations.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to any Chief Executive Officer, President or Secretary of the Corporation. Any notice given by electronic transmission must set forth or be submitted with information from which it can be determined that the transmission was authorized by the director. Any resignation by a director shall take effect at the time specified in the notice of resignation, or, if no time is specified therein, immediately upon receipt of such notice. Acceptance of a resignation shall not be necessary to make it effective.

Section 2.6. Removals.

Any director or the entire Board of Directors may be removed in the manner permitted by Section 141(k) of the DGCL.

Section 2.7. Vacancies.

Any newly created directorship or any vacancy occurring in the Board of Directors for any cause shall be filled solely by the affirmative vote of a majority of the remaining directors, although such majority is less than a quorum. Each director so elected shall hold office until his or her successor is elected and qualified or until he or she resigns or is removed in the manner provided herein.

Section 2.8. Regular Meetings.

Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given. The Board of Directors shall hold a regular meeting as promptly as practicable after each annual meeting of stockholders for the purpose of electing officers and transacting any other business.

Section 2.9. Special Meetings.

Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chief Executive Officer, if any, or the President, or the Secretary, or by any director. Notice of the time and place of any special meeting shall be given in person or by telephone, telegraph, facsimile or other means of electronic transmission by the person or persons calling the meeting to each director at least 48 hours before the time of the special meeting, or by mail, addressed to the director at his or her principal residence or place of business, at least five days before the day on which the special meeting is to be held. The notice of special meeting need not set forth the purpose of such meeting.

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Section 2.10. Telephonic Meetings Permitted.

Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 2.11. Quorum; Vote Required.

At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of any business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.12. Adjournment.

A majority of the directors present at any meeting, whether or not a quorum, may adjourn any meeting to another time and place. Notice of any adjournment need not be given.

Section 2.13. Chairman and Secretary of Meetings.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by the President, or in his or her absence by a chairman chosen at the meeting. The Secretary shall act as the secretary of the meeting and record the proceedings of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.14. Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Any consent given by electronic transmission must set forth or be submitted with information from which it can be determined that the transmission was authorized by the director.

Section 2.15. Compensation.

The Board of Directors shall have the authority to fix the compensation of the directors, which may include reimbursement of expenses incurred by directors to attend any meeting of the Board of Directors or any committee thereof. Nothing herein shall preclude any director from serving the Corporation or any subsidiary of the Corporation in any other capacity and receiving compensation therefor.

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Section 2.16. Committees.

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article II. Each committee designated by the Board of Directors shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

ARTICLE 3

OFFICERS

Section 3.1. Number.

The Board of Directors shall elect a President and a Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers, and a Chief Financial Officer. Any number of offices may be held by the same person.

Section 3.2. Election; Term of Office.

Each officer elected by the Board of Directors pursuant to Section 3.1 of these Bylaws shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election or until his or her successor is elected and qualified or until he or she resigns or is removed in the manner provided below.

Section 3.3. Resignations.

Any officer may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. Any notice given by electronic transmission must set forth or be submitted with information from which it can be determined that the transmission was authorized by the officer. Any resignation by an officer shall take effect at the time specified in the notice of resignation, or, if no time is specified therein, immediately upon receipt of such notice. Acceptance of a resignation shall not be necessary to make it effective.

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Section 3.4. Removal.

Any officer may be removed, with or without cause, at any time by the Board of Directors, but such removal shall be without prejudice to any contractual rights of such officer with the Corporation.

Section 3.5. Vacancies.

Any vacancy occurring in any office of the Corporation for any cause may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 3.6. Powers and Duties.

The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE 4

INSURANCE

The Board of Directors may, but is not required to, buy and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 145 of the General Corporation Law of the State of Delaware.

ARTICLE 5

STOCK

Section 5.1. Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chairman of the Board, the Vice Chairman of the Board, if any, the Chief Executive Officer, President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have the power to issue a certificate in bearer form. If the Corporation is authorized to issue more than one class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth on the back of any certificate issued by the Corporation representing such class or series of stock. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing such information or statement.

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Section 5.2. Registered Holders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares for all purposes as regards the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.3. Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE 6

MISCELLANEOUS

Section 6.1. Fiscal Year.

The fiscal year of the Corporation shall be determined from time to time by resolution of the Board of Directors.

Section 6.2. Seal.

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 6.3. Form of Records.

Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 6.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees.

Whenever notice is required to be given, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission.

Section 6.5. Conflicting Provisions.

All references herein to a specific section of the DGCL shall also include any successor provision. In the event of any conflict between the provisions of these Bylaws and the provisions of the DGCL or the Certificate of Incorporation, such provisions of the DGCL or Certificate of Incorporation, as applicable, shall control.

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